Exhibit 99.1

COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION

Period-end Total Loans Stable, with Commercial Loans Increasing $713 Million

Broad-based Improvements in Credit Quality

Liquidity and Capital Remain Strong

DALLAS/January 18, 2011 — Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2010 net income of $96 million, compared to $59 million for the third quarter 2010. Fourth quarter 2010 net income included a provision for loan losses of $57 million, compared to $122 million for the third quarter 2010.

(dollar amounts in millions, except per share data)	4th Qtr ‘10		3rd Qtr ‘10	4th Qtr ‘09
Net interest income	$405		$404	$396
Provision for loan losses	57		122	256
Noninterest income	215		186	214
Noninterest expenses	437		402	425

Net income (loss)	96		59	(29)

Preferred stock dividends to U.S. Treasury	—		—	33
Net income (loss) attributable to common shares	95		59	(62)

Diluted income (loss) per common share	0.53		0.33	(0.42)

Tier 1 capital ratio	10.08	%(a)	9.96%	12.46%
Tangible common equity ratio (b)	10.54		10.39	7.99

Net interest margin	3.29		3.23	2.94

(a)	December 31, 2010 ratio is estimated.
(b)	See Reconciliation of Non-GAAP Financial Measures.

“We saw many encouraging and positive signs in the fourth quarter,” said Ralph W. Babb Jr., chairman and chief executive officer. “Period-end loan outstandings were stable, with commercial loans up more than $700 million, or about three percent. We were pleased to see growth in loan outstandings across multiple business lines, particularly Middle Market loans in Texas, as well as growth in National Dealer Services, Mortgage Banker Finance, Energy Lending, and Technology and Life Sciences. These increases were muted by the planned and continued reduction of loans in our Commercial Real Estate business line. We also saw broad-based improvement in credit quality, strong deposit growth and fee income generation. Continued balance sheet strength through careful management of liquidity and capital has positioned Comerica for growth as the economic environment improves.

“Our customers are conveying a more positive and confident tone. Generally, they are feeling much better about the economy. Throughout our geographic footprint, our relationship managers report a growing sense of optimism among customers and prospects. This can be seen in our strong loan pipeline. Given the many positive signs we have seen, as well as our strategy for success, which is focused on growth and balance, we believe we are uniquely positioned for the future.”

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 2

Fourth Quarter and Full-Year 2010 Overview

Fourth Quarter 2010 Highlights Compared to Third Quarter 2010

•

Credit quality improvement accelerated in the fourth quarter 2010. Net credit-related charge-offs decreased $19 million to $113 million. Internal watch list loans declined $629 million to $5.5 billion. Nonaccrual loans decreased $83 million and loans past due 90 days or more declined $42 million. As a result, the provision for loan losses decreased $65 million to $57 million.

•

Period-end total loan outstandings were stable, with growth in commercial loans of $713 million muted by runoff in the Commercial Real Estate business line. Average loans increased $229 million in the fourth quarter 2010, excluding a decrease of $332 million in the Commercial Real Estate business line. In total, average loans decreased $103 million, compared to declines of $570 million and $641 million in the third and second quarters of 2010, respectively.

•

Average core deposits increased $1.1 billion in the fourth quarter 2010, reflecting increases in noninterest-bearing deposits and money market and NOW deposits, partially offset by a decrease in customer certificates of deposit. Average core deposits increased across all markets and in most business lines.

•	Total revenue increased five percent in the fourth quarter 2010, driven by an increase in noninterest income of $29 million, reflecting increases in numerous fee categories.

•

The net interest margin of 3.29 percent increased six basis points. Average earning assets decreased $1.1 billion in the fourth quarter 2010, compared to the third quarter 2010, primarily due to a $1.2 billion decrease in excess liquidity, to $1.8 billion in the fourth quarter 2010.

•

Noninterest expenses totaled $437 million in the fourth quarter 2010, an increase of $35 million from the third quarter 2010, in part the result of an increase in salaries expense of $18 million. The increase in salaries expense was largely driven by an increase in incentive compensation, reflecting improved overall performance and final 2010 peer rankings, and an increase in deferred compensation plan costs, which was offset by an increase in deferred compensation asset returns in noninterest income.

•

In October 2010, Comerica redeemed $515 million of 6.576% subordinated notes due 2037 at par and recognized a pre-tax charge of $5 million in noninterest expenses resulting from the accelerated accretion of the original issuance discount. The notes related to trust preferred securities issued by an unconsolidated subsidiary, which were concurrently redeemed.

•

Capital ratios remained strong. The tangible common equity ratio increased 15 basis points to 10.54 percent at December 31, 2010 and the estimated Tier 1 ratio increased 12 basis points, to 10.08 percent at December 31, 2010, from September 30, 2010.

•

In the fourth quarter 2010, Comerica doubled the quarterly dividend to 10 cents per share, authorized the repurchase of up to 12.6 million shares of common stock in the open market and authorized the purchase of outstanding warrants to purchase up to 11.5 million shares of common stock.

Full-Year 2010 Compared to Full-Year 2009

•

Credit quality improved significantly. Net credit-related charge-offs decreased $305 million to $564 million. Internal watch list loans declined $2.2 billion to $5.5 billion. Nonaccrual loans decreased $85 million and loans past due 90 days or more declined $39 million. As a result, the provision for loan losses decreased $602 million to $480 million.

•

Average earning assets were $51.0 billion in 2010, a decrease of $7.2 billion from 2009. Average loans decreased $5.6 billion in 2010 to $40.5 billion, reflecting subdued loan demand from customers in a modestly recovering economic environment.

•

Average core deposits increased $3.4 billion to $38.7 billion, primarily reflecting increases of $3.4 billion in money market and NOW deposits and $2.2 billion in noninterest-bearing deposits, partially offset by a $2.3 billion decrease in customer certificates of deposit.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 3

Full-Year 2010 Compared to Full-Year 2009 (continued)

•

The net interest margin was 3.24 percent for 2010, compared to 2.72 percent for 2009. The increase in the net interest margin was primarily due to changes in the funding mix, including a continued shift in funding sources toward lower-cost funds, and improved loan spreads.

•

Noninterest income decreased $261 million compared to 2009. Increases in commercial lending fees ($16 million), card fees ($7 million) and letter of credit fees ($7 million) were partially offset by decreases in service charges on deposit accounts ($20 million) and fiduciary income ($7 million). Additionally, 2009 included net securities gains ($243 million), gains related to the repurchase of debt ($15 million) and net gains on the termination of leveraged leases ($8 million).

•

Noninterest expenses decreased $10 million, compared to 2009, primarily reflecting decreases in FDIC insurance expense ($28 million), pension expense ($27 million) and other real estate expense ($19 million), partially offset by an increase in salaries expense ($53 million). The increase in salaries expense was largely driven by an increase in incentive compensation, reflecting improved overall performance and final 2010 peer rankings. Full time equivalent staff decreased by approximately 330 employees, or four percent, from December 31, 2009.

•

In March 2010, Comerica fully redeemed $2.25 billion of preferred stock issued to the U.S. Treasury. The redemption was funded by the net proceeds from an $880 million common stock offering also completed in March 2010 and from excess liquidity at the parent company. The redemption resulted in a one-time charge of $94 million, included in preferred stock dividends, reflecting the accelerated accretion of the remaining discount. In addition, in October 2010, Comerica redeemed $515 million of subordinated notes related to trust preferred securities.

Net Interest Income and Net Interest Margin

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income	$405	$404	$396

Net interest margin	3.29%	3.23%	2.94%

Selected average balances:
Total earning assets	$49,102	$50,189	$53,953
Total investment securities	7,112	6,906	8,587
Federal Reserve Bank deposits (excess liquidity) (a)	1,793	2,983	2,453
Total loans	39,999	40,102	42,753

Total core deposits (b)	39,896	38,786	36,742
Total noninterest-bearing deposits	15,607	14,920	14,430

(a)	See Reconciliation of Non-GAAP Financial Measures.
(b)	Core deposits exclude other time deposits and foreign office time deposits.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 4

•	Net interest income was stable, as the impact of a decline in average earning assets was offset by an increase in the net interest margin.

•

Average earning assets decreased $1.1 billion, primarily due to a decrease of $1.2 billion in excess liquidity, represented by average Federal Reserve Bank deposits. Excluding a decrease of $332 million in the Commercial Real Estate business line, average loans increased $229 million in the fourth quarter 2010, including increases across all markets in the National Dealer Services, Mortgage Banker Finance and Energy Lending business lines. Additionally, average loans increased in the Middle Market business line in the Texas market.

•

The net interest margin of 3.29 percent increased six basis points compared to third quarter 2010. The increase in the net interest margin reflected the benefit from the decrease in excess liquidity and the redemption of higher-cost trust preferred securities discussed above, partially offset by a decrease in yields on investment securities, primarily resulting from elevated prepayment activity in higher-yielding, mortgage-backed investment securities.

•

Fourth quarter 2010 average core deposits increased $1.1 billion compared to third quarter 2010, reflecting increases of $687 million in noninterest-bearing deposits and $621 million in money market and NOW deposits, partially offset by a decrease of $206 million in customer certificates of deposit. Average core deposits increased across all markets and in most business lines.

Noninterest Income

Noninterest income was $215 million for the fourth quarter 2010, compared to $186 million for the third quarter 2010. The $29 million increase resulted largely from increases in commercial lending fees ($7 million), deferred compensation asset returns ($6 million), bank-owned life insurance ($5 million), customer derivative income ($4 million), and a $4 million insurance recovery in the fourth quarter 2010, as well as smaller increases across several fee categories. As expected, service charges on deposit accounts declined $2 million, largely the result of the impact of Regulation E on overdraft fees.

Noninterest Expenses

Noninterest expenses were $437 million for the fourth quarter 2010, compared to $402 million for the third quarter 2010. The $35 million increase in noninterest expenses was primarily due to an increase in salaries expense ($18 million), a $5 million one-time charge related to the redemption of subordinated notes previously discussed, and increases in outside processing fees ($4 million) and litigation and operational losses ($4 million). The increase in salaries expense was primarily due to increases in executive and business unit incentives ($10 million), deferred compensation plan costs ($6 million) (offset by an increase in deferred compensation asset returns in noninterest income) and severance expense ($3 million), partially offset by a decrease in share-based compensation expense ($5 million). Full-time equivalent staff decreased by approximately 330 employees, or four percent, from December 31, 2009.

Credit Quality

“All of the key credit metrics are moving in the right direction, with decreases in net charge-offs, watch list loans and nonaccrual loans, all leading to a significant decline in the provision for loan losses,” said Babb. “Comerica’s credit performance throughout this cycle has been among the best in our peer group. We believe it is a reflection of our strong credit culture and the diligent credit quality review processes we employ. We expect to see continued improvement given the moderate pace of the economic recovery.”

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 5

•

Net credit-related charge-offs decreased $19 million to $113 million in the fourth quarter 2010, from $132 million in the third quarter 2010. The decrease in net credit-related charge-offs primarily resulted from decreases of $19 million in the Commercial Real Estate business line and $9 million in the Middle Market business line, partially offset by increases of $6 million in the Global Corporate Banking business line and $4 million in Private Banking.

•	Internal watch list loans declined $629 million to $5.5 billion from September 30, 2010 to December 31, 2010.

•

During the fourth quarter 2010, $180 million of loan relationships greater than $2 million were transferred to nonaccrual status, a decrease of $114 million from the third quarter 2010, primarily due to a $61 million decrease in transfers from the Commercial Real Estate business line and a $54 million decrease in transfers from the Middle Market business line. Of the transfers of loan relationships greater than $2 million to nonaccrual in the fourth quarter 2010, $71 million were from the Commercial Real Estate business line, primarily in the Midwest and Florida markets, and $71 million were from the Middle Market business line, in the Midwest and Western markets.

•	Nonperforming assets decreased $76 million to $1.2 billion, or 3.06 percent of total loans and foreclosed property, at December 31, 2010.

•	Nonaccrual loans were charged down 46 percent at December 31, 2010.

•	Foreclosed property decreased $8 million to $112 million at December 31, 2010, from $120 million at September 30, 2010.

•	Loans past due 90 days or more and still accruing were $62 million at December 31, 2010, a decrease of $42 million compared to September 30, 2010.

•

The provision for loan losses decreased $65 million, primarily due to reductions in the Middle Market, Private Banking, Commercial Real Estate and Leasing business lines, partially offset by increases in the Global Corporate Banking and Personal Banking business lines.

•	The allowance for loan losses to total loans ratio was 2.24 percent and 2.38 percent at December 31, 2010 and September 30, 2010, respectively.

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net credit-related charge-offs	$113	$132	$225
Net credit-related charge-offs/Average total loans	1.13%	1.32%	2.10%

Provision for loan losses	$57	$122	$256
Provision for credit losses on lending-related commitments	(3)	(6)	3

Total provision for credit losses	54	116	259

Nonperforming loans	1,123	1,191	1,181
Nonperforming assets (NPAs)	1,235	1,311	1,292
NPAs/Total loans and foreclosed property	3.06%	3.24%	3.06%

Loans past due 90 days or more and still accruing	$62	$104	$101

Allowance for loan losses	901	957	985
Allowance for credit losses on lending-related commitments (a)	35	38	37

Total allowance for credit losses	936	995	1,022
Allowance for loan losses/Total loans	2.24%	2.38%	2.34%
Allowance for loan losses/Nonperforming loans	80	80	83

(a)	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 6

Balance Sheet and Capital Management

Total assets and common shareholders’ equity were $53.7 billion and $5.8 billion, respectively, at December 31, 2010, compared to $55.0 billion and $5.9 billion, respectively, at September 30, 2010. There were approximately 177 million common shares outstanding at December 31, 2010.

Comerica’s tangible common equity ratio was 10.54 percent at December 31, 2010, an increase of 15 basis points from September 30, 2010. The estimated Tier 1 ratio increased 12 basis points, to 10.08 percent at December 31, 2010, from September 30, 2010.

Full-Year 2011 Outlook

For full-year 2011, management expects the following, compared to full-year 2010, based on a continuation of modest growth in the economy. NOTE: This outlook does not include any impact from the acquisition of Sterling Bancshares, Inc.

•	A low single-digit decrease in average loans. Excluding the Commercial Real Estate business line, a low single-digit increase in average loans.

•	Average earning assets of approximately $48 billion, reflecting lower excess liquidity in addition to a decrease in average loans.

•	An average net interest margin similar to full-year 2010, based on no increase in the Federal Funds rate.

•	Net credit-related charge-offs between $350 million and $400 million. The provision for credit losses is expected to be between $150 million and $200 million.

•	A low single-digit decline in noninterest income, primarily due to the impact of regulatory changes.

•	A low single-digit increase in noninterest expenses, primarily due to an increase in employee benefits expense.

•	Income tax expense to approximate 36 percent of income before income taxes less approximately $60 million of permanent differences related to low-income housing and bank-owned life insurance.

•	Commence a share repurchase program that, combined with dividend payments, results in a payout of less than 50 percent of earnings.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 7

Business Segments

Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2010 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2010 results compared to third quarter 2010.

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Business Bank	$174	$133	$64
Retail Bank	(14)	(7)	(12)
Wealth & Institutional Management	(10)	(10)	5

	150	116	57
Finance	(60)	(58)	(62)
Other (a)	6	1	(24)

Total	$96	$59	$(29)

(a)	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.

Business Bank

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$341	$336	$343
Provision for loan losses	8	57	180
Noninterest income	81	69	77
Noninterest expenses	158	155	165
Net income	174	133	64

Net credit-related charge-offs	73	99	183

Selected average balances:
Assets	30,489	30,309	32,655
Loans	29,947	29,940	32,289
Deposits	19,892	19,266	16,944

Net interest margin	4.51%	4.45%	4.21%

•

Average loans increased $7 million, reflecting increases in National Dealer Services, Mortgage Banker Finance and Energy Lending largely offset by decreases in Commercial Real Estate, Middle Market and Global Corporate Banking.

•	Average deposits increased $626 million, primarily due to increases in Middle Market and Technology and Life Sciences.

•	The net interest margin of 4.51 percent increased six basis points, primarily due to increases in loan spreads and deposit balances, partially offset by a decrease in deposit spreads.

•	The provision for loan losses decreased $49 million, primarily due to a decrease in Middle Market.

•	Noninterest income increased $12 million, primarily due to an increase in commercial lending fees.

•

Noninterest expenses increased $3 million, primarily due to increases in incentive compensation included in corporate overhead and the provision for credit losses on lending-related commitments, partially offset by a decrease in other real estate expense.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 8

Retail Bank

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$134	$133	$129
Provision for loan losses	29	24	36
Noninterest income	43	45	48
Noninterest expenses	169	165	161
Net loss	(14)	(7)	(12)

Net credit-related charge-offs	22	19	30

Selected average balances:
Assets	5,647	5,777	6,257
Loans	5,192	5,314	5,733
Deposits	17,271	16,972	17,020

Net interest margin	3.07%	3.10%	3.02%

•	Average loans decreased $122 million, reflecting declines across all markets and business lines.

•	Average deposits increased $299 million, primarily due to increases in transaction and money market deposits, partially offset by a decline in customer certificates of deposit.

•	The net interest margin of 3.07 percent decreased three basis points, primarily due to decreases in deposit spreads and loan balances.

•	The provision for loan losses increased $5 million, primarily due to an increase in Personal Banking in the Midwest market.

•	Noninterest income decreased $2 million, primarily due to a decrease in service charges on deposit accounts, largely the result of the impact of Regulation E on overdraft fees.

•	Noninterest expenses increased $4 million, primarily due to an increase in incentive compensation included in corporate overhead.

Wealth and Institutional Management

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$42	$41	$42
Provision for loan losses	23	37	19
Noninterest income	59	59	60
Noninterest expenses	93	78	76
Net income (loss)	(10)	(10)	5

Net credit-related charge-offs	18	14	12

Selected average balances:
Assets	4,834	4,855	4,841
Loans	4,820	4,824	4,746
Deposits	2,730	2,606	2,849

Net interest margin	3.43%	3.42%	3.50%

•	Average loans decreased $4 million.

•	Average deposits increased $124 million, primarily due to increases in transaction and money market deposits.

•	The net interest margin of 3.43 percent increased one basis point.

•	The provision for loan losses decreased $14 million, primarily due to a decrease in the Western market.

•

Noninterest expenses increased $15 million, primarily due to increases in salaries expense, outside processing fees, litigation and operational losses, and incentive compensation included in corporate overhead.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 9

Geographic Market Segments

Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at December 31, 2010 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2010 results compared to third quarter 2010.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Midwest	$35	$49	$12
Western	41	13	6
Texas	16	14	13
Florida	1	(6)	3
Other Markets	48	33	23
International	9	13	—

	150	116	57
Finance & Other Businesses (a)	(54)	(57)	(86)

Total	$96	$59	$(29)

(a)	Includes discontinued operations and items not directly associated with the geographic markets.

Midwest Market

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$202	$200	$204
Provision for loan losses	46	38	102
Noninterest income	99	99	106
Noninterest expenses	201	185	193
Net income	35	49	12

Net credit-related charge-offs	52	61	97

Selected average balances:
Assets	14,506	14,445	15,729
Loans	14,219	14,276	15,449
Deposits	17,959	17,777	17,186

Net interest margin	4.45%	4.45%	4.70%

•	Average loans decreased $57 million, with declines in most business lines, partially offset by increases in National Dealer Services and Global Corporate Banking.

•	Average deposits increased $182 million, primarily due to increases in Small Business Banking and Middle Market, partially offset by a decrease in Global Corporate Banking.

•

The provision for loan losses increased $8 million, primarily due to increases in Global Corporate Banking, Commercial Real Estate and Personal Banking, partially offset by a decrease in Middle Market.

•	Noninterest expenses increased $16 million, primarily due to increases in incentive compensation included in corporate overhead, litigation and operational losses and outside processing fees.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 10

Western Market

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$158	$157	$163
Provision for loan losses	11	51	79
Noninterest income	35	31	33
Noninterest expenses	109	108	110
Net income	41	13	6

Net credit-related charge-offs	43	58	85

Selected average balances:
Assets	12,698	12,746	13,484
Loans	12,497	12,556	13,289
Deposits	12,448	11,793	11,900

Net interest margin	5.01%	4.96%	4.85%

•	Average loans decreased $59 million, primarily due to decreases in Commercial Real Estate and Middle Market, partially offset by an increase in National Dealer Services.

•	Average deposits increased $655 million, primarily due to increases in Middle Market, the Financial Services Division and Technology and Life Sciences.

•	The net interest margin of 5.01 percent increased five basis points, primarily due to increases in loan spreads and deposit balances.

•	The provision for loan losses decreased $40 million, primarily due to decreases in Private Banking, Middle Market and Commercial Real Estate.

•	Noninterest income increased $4 million, primarily due to an increase in commercial lending fees.

Texas Market

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$80	$78	$78
Provision for loan losses	15	17	20
Noninterest income	27	21	23
Noninterest expenses	67	61	61
Net income	16	14	13

Total net credit-related charge-offs	9	5	13

Selected average balances:
Assets	6,653	6,556	7,118
Loans	6,435	6,357	6,934
Deposits	5,557	5,443	4,737

Net interest margin	4.91%	4.87%	4.46%

•	Average loans increased $78 million, primarily due to increases in Middle Market and Energy Lending, partially offset by a decrease in Commercial Real Estate.

•	Average deposits increased $114 million, primarily due to increases in Small Business Banking and Technology and Life Sciences.

•	The net interest margin of 4.91 percent increased four basis points, primarily due to increases in loan spreads and deposit balances.

•	The provision for loan losses decreased $2 million, primarily due to a decrease in Commercial Real Estate, partially offset by an increase in Energy Lending.

•	Noninterest income increased $6 million, primarily due to an increase in commercial lending fees.

•	Noninterest expenses increased $6 million, primarily due to increases in the provision for credit losses on lending-related commitments and incentive compensation included in corporate overhead.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 11

Florida Market

(dollar amounts in millions)	4th Qtr ‘10	3rd Qtr ‘10	4th Qtr ‘09
Net interest income (FTE)	$11	$10	$10
Provision for loan losses	4	10	—
Noninterest income	3	4	3
Noninterest expenses	9	13	9
Net income (loss)	1	(6)	3

Net credit-related charge-offs	7	6	4

Selected average balances:
Assets	1,587	1,528	1,608
Loans	1,612	1,549	1,613
Deposits	375	364	333

Net interest margin	2.64%	2.61%	2.57%

•	Average loans increased $63 million, primarily due to an increase in National Dealer Services.

•	Average deposits increased $11 million, primarily due to an increase in Private Banking, partially offset by a decrease in Global Corporate Banking.

•	The net interest margin of 2.64 percent increased three basis points, primarily due to an increase in deposit spreads.

•	The provision for loan losses decreased $6 million, reflecting decreases in most business lines.

Conference Call and Webcast

Comerica will host a conference call to review fourth quarter and full-year 2010 financial results at 7 a.m. CT Tuesday, January 18, 2011. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 38040930). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call through January 31, 2011. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 38040930). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FOURTH QUARTER NET INCOME OF $96 MILLION – 12

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, actions taken by or proposed by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2009, “Item 1A. Risk Factors” beginning on page 67 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, “Item 1A. Risk Factors” beginning on page 71 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and “Item 1A. Risk Factors” beginning on page 72 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Tracy Fralick
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31,
(in millions, except per share data)				2010	2009
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income (loss)	$0.53	$0.33	$(0.42)	$0.88	$(0.79)
Cash dividends declared	0.10	0.05	0.05	0.25	0.20
Common shareholders’ equity (at period end)	32.82	33.19	32.27

Average diluted shares (in thousands)	178,266	177,686	149,445	173,026	149,386
KEY RATIOS
Return on average common shareholders’ equity	6.53%	4.07%	(5.10)%	2.74%	(2.37)%
Return on average assets	0.71	0.43	(0.19)	0.50	0.03
Tier 1 common capital ratio (a) (b)	10.08	9.96	8.18
Tier 1 risk-based capital ratio (b)	10.08	9.96	12.46
Total risk-based capital ratio (b)	14.47	14.37	16.93
Leverage ratio (b)	11.25	10.91	13.25
Tangible common equity ratio (a)	10.54	10.39	7.99
AVERAGE BALANCES
Commercial loans	$21,464	$20,967	$21,971	$21,090	$24,534
Real estate construction loans	2,371	2,625	3,703	2,839	4,140
Commercial mortgage loans	9,965	10,257	10,393	10,244	10,415
Residential mortgage loans	1,600	1,590	1,664	1,607	1,756
Consumer loans	2,367	2,421	2,517	2,429	2,553
Lease financing	1,044	1,064	1,181	1,086	1,231
International loans	1,188	1,178	1,324	1,222	1,533

Total loans	39,999	40,102	42,753	40,517	46,162

Earning assets	49,102	50,189	53,953	51,004	58,162
Total assets	53,756	54,729	58,396	55,553	62,809
Noninterest-bearing deposits	15,607	14,920	14,430	15,094	12,900
Interest-bearing core deposits	24,289	23,866	22,312	23,624	22,435
Total core deposits	39,896	38,786	36,742	38,718	35,335
Common shareholders’ equity	5,870	5,842	4,876	5,625	4,959
Total shareholders’ equity	5,870	5,842	7,024	6,068	7,099
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$406	$405	$398	$1,651	$1,575
Fully taxable equivalent adjustment	1	1	2	5	8
Net interest margin	3.29%	3.23%	2.94%	3.24%	2.72%
CREDIT QUALITY
Nonaccrual loans	$1,080	$1,163	$1,165
Reduced-rate loans	43	28	16

Total nonperforming loans	1,123	1,191	1,181
Foreclosed property	112	120	111

Total nonperforming assets	1,235	1,311	1,292

Loans past due 90 days or more and still accruing	62	104	101

Gross loan charge-offs	140	145	232	$627	$895
Loan recoveries	27	13	8	63	27

Net loan charge-offs	113	132	224	564	868
Lending-related commitment charge-offs	—	—	1	—	1

Total net credit-related charge-offs	113	132	225	564	869

Allowance for loan losses	901	957	985
Allowance for credit losses on lending-related commitments	35	38	37

Total allowance for credit losses	936	995	1,022

Allowance for loan losses as a percentage of total loans	2.24%	2.38%	2.34%
Net loan charge-offs as a percentage of average total loans	1.13	1.32	2.09	1.39%	1.88%
Net credit-related charge-offs as a percentage of average total loans	1.13	1.32	2.10	1.39	1.88
Nonperforming assets as a percentage of total loans and foreclosed property	3.06	3.24	3.06
Allowance for loan losses as a percentage of total nonperforming loans	80	80	83

(a)	See Reconciliation of Non-GAAP Financial Measures.
(b)	December 31, 2010 ratios are estimated.

CONSOLIDATED BALANCE SHEETS

Comerica Incorporated and Subsidiaries

(in millions, except share data)	December 31, 2010	September 30, 2010	December 31, 2009
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$668	$863	$774
Federal funds sold and securities purchased under agreements to resell	—	100	—
Interest-bearing deposits with banks	1,415	3,031	4,843
Other short-term investments	141	115	138

Investment securities available-for-sale	7,560	6,816	7,416

Commercial loans	22,145	21,432	21,690
Real estate construction loans	2,253	2,444	3,461
Commercial mortgage loans	9,767	10,180	10,457
Residential mortgage loans	1,619	1,586	1,651
Consumer loans	2,311	2,403	2,511
Lease financing	1,009	1,053	1,139
International loans	1,132	1,182	1,252

Total loans	40,236	40,280	42,161
Less allowance for loan losses	(901)	(957)	(985)

Net loans	39,335	39,323	41,176

Premises and equipment	630	639	644
Customers’ liability on acceptances outstanding	9	13	11
Accrued income and other assets	3,909	4,104	4,247

Total assets	$53,667	$55,004	$59,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,538	$15,763	$15,871

Money market and NOW deposits	17,622	17,288	14,450
Savings deposits	1,397	1,363	1,342
Customer certificates of deposit	5,482	5,723	6,413
Other time deposits	—	—	1,047
Foreign office time deposits	432	494	542

Total interest-bearing deposits	24,933	24,868	23,794

Total deposits	40,471	40,631	39,665

Short-term borrowings	130	179	462
Acceptances outstanding	9	13	11
Accrued expenses and other liabilities	1,126	1,085	1,022
Medium- and long-term debt	6,138	7,239	11,060

Total liabilities	47,874	49,147	52,220

Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation value per share:
Authorized - 2,250,000 shares at 12/31/09
Issued - 2,250,000 shares at 12/31/09	—	—	2,151
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares at 12/31/10 and 9/30/10, and 178,735,252 shares at 12/31/09	1,019	1,019	894
Capital surplus	1,481	1,473	740
Accumulated other comprehensive loss	(389)	(238)	(336)
Retained earnings	5,247	5,171	5,161
Less cost of common stock in treasury - 27,342,518 shares at 12/31/10, 27,394,831 shares at 9/30/10, and 27,555,623 shares at 12/31/09	(1,565)	(1,568)	(1,581)

Total shareholders’ equity	5,793	5,857	7,029

Total liabilities and shareholders’ equity	$53,667	$55,004	$59,249

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2010	2009	2010	2009

INTEREST INCOME
Interest and fees on loans	$394	$424	$1,617	$1,767
Interest on investment securities	49	53	226	329
Interest on short-term investments	2	2	10	9

Total interest income	445	479	1,853	2,105

INTEREST EXPENSE
Interest on deposits	24	52	115	372
Interest on short-term borrowings	1	—	1	2
Interest on medium- and long-term debt	15	31	91	164

Total interest expense	40	83	207	538

Net interest income	405	396	1,646	1,567
Provision for loan losses	57	256	480	1,082

Net interest income after provision for loan losses	348	140	1,166	485

NONINTEREST INCOME
Service charges on deposit accounts	49	56	208	228
Fiduciary income	39	38	154	161
Commercial lending fees	29	21	95	79
Letter of credit fees	20	19	76	69
Card fees	15	14	58	51
Foreign exchange income	11	11	39	41
Bank-owned life insurance	14	9	40	35
Brokerage fees	7	7	25	31
Net securities gains	—	10	3	243
Other noninterest income	31	29	91	112

Total noninterest income	215	214	789	1,050

NONINTEREST EXPENSES
Salaries	205	174	740	687
Employee benefits	43	51	179	210

Total salaries and employee benefits	248	225	919	897
Net occupancy expense	42	43	162	162
Equipment expense	16	16	63	62
Outside processing fee expense	27	23	96	97
Software expense	23	23	89	84
FDIC insurance expense	15	15	62	90
Legal fees	9	12	35	37
Advertising expense	8	7	30	29
Other real estate expense	5	22	29	48
Litigation and operational losses	6	3	11	10
Provision for credit losses on lending-related commitments	(3)	3	(2)	—
Other noninterest expenses	41	33	146	134

Total noninterest expenses	437	425	1,640	1,650

Income (loss) from continuing operations before income taxes	126	(71)	315	(115)
Provision (benefit) for income taxes	30	(42)	55	(131)

Income (loss) from continuing operations	96	(29)	260	16
Income from discontinued operations, net of tax	—	—	17	1

NET INCOME (LOSS)	96	(29)	277	17
Less:
Preferred stock dividends	—	33	123	134
Income allocated to participating securities	1	—	1	1

Net income (loss) attributable to common shares	$95	$(62)	$153	$(118)

Basic earnings per common share:
Income (loss) from continuing operations	$0.54	$(0.42)	$0.79	$(0.80)
Net income (loss)	0.54	(0.42)	0.90	(0.79)

Diluted earnings per common share:
Income (loss) from continuing operations	0.53	(0.42)	0.78	(0.80)
Net income (loss)	0.53	(0.42)	0.88	(0.79)

Cash dividends declared on common stock	18	8	44	30
Cash dividends declared per common share	0.10	0.05	0.25	0.20

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2010 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2010		Fourth Quarter 2009
(in millions, except per share data)	2010	2010	2010	2010	2009	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$394	$399	$412	$412	$424	$(5)	(1)%	$(30)	(7)%
Interest on investment securities	49	55	61	61	53	(6)	(9)	(4)	(6)
Interest on short-term investments	2	2	3	3	2	—	(33)	—	(22)

Total interest income	445	456	476	476	479	(11)	(2)	(34)	(7)

INTEREST EXPENSE
Interest on deposits	24	27	29	35	52	(3)	(7)	(28)	(52)
Interest on short-term borrowings	1	—	—	—	—	1	(35)	1	N/M
Interest on medium- and long-term debt	15	25	25	26	31	(10)	(36)	(16)	(49)

Total interest expense	40	52	54	61	83	(12)	(21)	(43)	(51)

Net interest income	405	404	422	415	396	1	—	9	2
Provision for loan losses	57	122	126	175	256	(65)	(53)	(199)	(78)

Net interest income after provision for loan losses	348	282	296	240	140	66	23	208	N/M

NONINTEREST INCOME
Service charges on deposit accounts	49	51	52	56	56	(2)	(6)	(7)	(13)
Fiduciary income	39	38	38	39	38	1	3	1	1
Commercial lending fees	29	22	22	22	21	7	37	8	38
Letter of credit fees	20	19	19	18	19	1	3	1	4
Card fees	15	15	15	13	14	—	4	1	14
Foreign exchange income	11	8	10	10	11	3	28	—	3
Bank-owned life insurance	14	9	9	8	9	5	63	5	57
Brokerage fees	7	6	6	6	7	1	13	—	(1)
Net securities gains	—	—	1	2	10	—	N/M	(10)	(99)
Other noninterest income	31	18	22	20	29	13	64	2	4

Total noninterest income	215	186	194	194	214	29	15	1	—

NONINTEREST EXPENSES
Salaries	205	187	179	169	174	18	10	31	17
Employee benefits	43	47	45	44	51	(4)	(6)	(8)	(15)

Total salaries and employee benefits	248	234	224	213	225	14	7	23	10
Net occupancy expense	42	40	39	41	43	2	4	(1)	(3)
Equipment expense	16	15	15	17	16	1	6	—	4
Outside processing fee expense	27	23	23	23	23	4	17	4	20
Software expense	23	22	22	22	23	1	11	—	7
FDIC insurance expense	15	14	16	17	15	1	1	—	(5)
Legal fees	9	9	9	8	12	—	(3)	(3)	(26)
Advertising expense	8	7	7	8	7	1	3	1	5
Other real estate expense	5	7	5	12	22	(2)	(40)	(17)	(79)
Litigation and operational losses	6	2	2	1	3	4	N/M	3	N/M
Provision for credit losses on lending-related commitments	(3)	(6)	—	7	3	3	35	(6)	N/M
Other noninterest expenses	41	35	35	35	33	6	22	8	17

Total noninterest expenses	437	402	397	404	425	35	9	12	3

Income (loss) from continuing operations before income taxes	126	66	93	30	(71)	60	88	197	N/M
Provision (benefit) for income taxes	30	7	23	(5)	(42)	23	N/M	72	N/M

Income (loss) from continuing operations	96	59	70	35	(29)	37	61	125	N/M
Income from discontinued operations, net of tax	—	—	—	17	—	—	—	—	—

NET INCOME (LOSS)	96	59	70	52	(29)	37	61	125	N/M
Less:
Preferred stock dividends	—	—	—	123	33	—	—	(33)	N/M
Income allocated to participating securities	1	—	1	—	—	1	62	1	N/M

Net income (loss) attributable to common shares	$95	$59	$69	$(71)	$(62)	$36	61%	$157	N/M %

Basic earnings per common share:
Income (loss) from continuing operations	$0.54	$0.34	$0.40	$(0.57)	$(0.42)	$0.20	59%	$0.96	N/M %
Net income (loss)	0.54	0.34	0.40	(0.46)	(0.42)	0.20	59	0.96	N/M

Diluted earnings per common share:
Income (loss) from continuing operations	0.53	0.33	0.39	(0.57)	(0.42)	0.20	61	0.95	N/M
Net income (loss)	0.53	0.33	0.39	(0.46)	(0.42)	0.20	61	0.95	N/M

Cash dividends declared on common stock	18	9	8	9	8	9	N/M	10	N/M
Cash dividends declared per common share	0.10	0.05	0.05	0.05	0.05	0.05	N/M	0.05	N/M

N/M - Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)

Comerica Incorporated and Subsidiaries

	2010				2009
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$957	$967	$987	$985	$953

Loan charge-offs:
Commercial	43	38	65	49	113
Real estate construction:
Commercial Real Estate business line (a)	34	40	30	71	33
Other business lines (b)	—	1	—	3	—

Total real estate construction	34	41	30	74	33
Commercial mortgage:
Commercial Real Estate business line (a)	9	16	12	16	27
Other business lines (b)	34	40	36	28	25

Total commercial mortgage	43	56	48	44	52
Residential mortgage	5	2	5	2	6
Consumer	15	7	9	8	9
Lease financing	—	—	1	—	6
International	—	1	—	7	13

Total loan charge-offs	140	145	158	184	232

Recoveries on loans previously charged-off:
Commercial	7	7	4	7	7
Real estate construction	3	1	6	1	—
Commercial mortgage	10	2	1	3	1
Residential mortgage	1	—	—	—	—
Consumer	2	1	1	—	—
Lease financing	4	1	—	—	—
International	—	1	—	—	—

Total recoveries	27	13	12	11	8

Net loan charge-offs	113	132	146	173	224
Provision for loan losses	57	122	126	175	256

Balance at end of period	$901	$957	$967	$987	$985

Allowance for loan losses as a percentage of total loans	2.24%	2.38%	2.38%	2.42%	2.34%
Net loan charge-offs as a percentage of average total loans	1.13	1.32	1.44	1.68	2.09
Net credit-related charge-offs as a percentage of average total loans	1.13	1.32	1.44	1.68	2.10

(a)	Primarily charge-offs of loans to real estate investors and developers.
(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)

Comerica Incorporated and Subsidiaries

	2010				2009
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$38	$44	$44	$37	$35
Less: Charge-offs on lending-related commitments (a)	—	—	—	—	1
Add: Provision for credit losses on lending-related commitments	(3)	(6)	—	7	3

Balance at end of period	$35	$38	$44	$44	$37

Unfunded lending-related commitments sold	$—	$—	$2	$—	$3

(a)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)

Comerica Incorporated and Subsidiaries

	2010				2009
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$252	$258	$239	$209	$238
Real estate construction:
Commercial Real Estate business line (a)	259	362	385	516	507
Other business lines (b)	4	4	4	3	4

Total real estate construction	263	366	389	519	511
Commercial mortgage:
Commercial Real Estate business line (a)	181	153	135	105	127
Other business lines (b)	302	304	257	226	192

Total commercial mortgage	483	457	392	331	319
Lease financing	7	10	11	11	13
International	2	2	3	4	22

Total nonaccrual business loans	1,007	1,093	1,034	1,074	1,103
Retail loans:
Residential mortgage	55	59	53	58	50
Consumer:
Home equity	5	5	7	8	8
Other consumer	13	6	4	5	4

Total consumer	18	11	11	13	12

Total nonaccrual retail loans	73	70	64	71	62

Total nonaccrual loans	1,080	1,163	1,098	1,145	1,165
Reduced-rate loans	43	28	23	17	16

Total nonperforming loans	1,123	1,191	1,121	1,162	1,181
Foreclosed property	112	120	93	89	111

Total nonperforming assets	$1,235	$1,311	$1,214	$1,251	$1,292

Nonperforming loans as a percentage of total loans	2.79%	2.96%	2.76%	2.85%	2.80%
Nonperforming assets as a percentage of total loans and foreclosed property	3.06	3.24	2.98	3.06	3.06
Allowance for loan losses as a percentage of total nonperforming loans	80	80	86	85	83
Loans past due 90 days or more and still accruing	$62	$104	$115	$83	$101

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$1,163	$1,098	$1,145	$1,165	$1,194
Loans transferred to nonaccrual (c)	180	294	199	245	266
Nonaccrual business loan gross charge-offs (d)	(120)	(136)	(143)	(174)	(217)
Loans transferred to accrual status (c)	(4)	(10)	—	—	—
Nonaccrual business loans sold (e)	(41)	(12)	(47)	(44)	(10)
Payments/Other (f)	(98)	(71)	(56)	(47)	(68)

Nonaccrual loans at end of period	$1,080	$1,163	$1,098	$1,145	$1,165

(a)      Primarily loans to real estate investors and developers.

(b)      Primarily loans secured by owner-occupied real estate.

(c)      Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(d)      Analysis of gross loan charge-offs:

Nonaccrual business loans	$120	$136	$143	$174	$217
Performing watch list loans	—	—	1	—	—
Consumer and residential mortgage loans	20	9	14	10	15

Total gross loan charge-offs	$140	$145	$158	$184	$232

(e) Analysis of loans sold:
Nonaccrual business loans	$41	$12	$47	$44	$10
Performing watch list loans	29	7	15	12	1

Total loans sold	$70	$19	$62	$56	$11

(f)	Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)

Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2010			December 31, 2009
(dollar amounts in millions)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Commercial loans	$21,090	$820	3.89%	$24,534	$890	3.63%
Real estate construction loans	2,839	90	3.17	4,140	121	2.92
Commercial mortgage loans	10,244	421	4.10	10,415	437	4.20
Residential mortgage loans	1,607	85	5.30	1,756	97	5.53
Consumer loans	2,429	86	3.54	2,553	94	3.68
Lease financing	1,086	42	3.88	1,231	40	3.25
International loans	1,222	48	3.94	1,533	58	3.79
Business loan swap income	—	28	—	—	34	—

Total loans	40,517	1,620	4.00	46,162	1,771	3.84

Auction-rate securities available-for-sale	745	8	1.01	1,010	15	1.47
Other investment securities available-for-sale	6,419	220	3.51	8,378	318	3.88

Total investment securities available-for-sale	7,164	228	3.24	9,388	333	3.61

Federal funds sold and securities purchased under agreements to resell	6	—	0.36	18	—	0.32
Interest-bearing deposits with banks (a)	3,191	8	0.25	2,440	6	0.25
Other short-term investments	126	2	1.58	154	3	1.74

Total earning assets	51,004	1,858	3.65	58,162	2,113	3.64

Cash and due from banks	825			883
Allowance for loan losses	(1,019)			(947)
Accrued income and other assets	4,743			4,711

Total assets	$55,553			$62,809

Money market and NOW deposits	$16,355	51	0.31	$12,965	63	0.49
Savings deposits	1,394	1	0.08	1,339	2	0.11
Customer certificates of deposit	5,875	53	0.90	8,131	183	2.26

Total interest-bearing core deposits	23,624	105	0.44	22,435	248	1.11
Other time deposits	306	9	3.04	4,103	121	2.96
Foreign office time deposits	462	1	0.31	653	2	0.29

Total interest-bearing deposits	24,392	115	0.47	27,191	371	1.37

Short-term borrowings	216	1	0.25	1,000	2	0.24
Medium- and long-term debt	8,684	91	1.05	13,334	165	1.23

Total interest-bearing sources	33,292	207	0.62	41,525	538	1.29

Noninterest-bearing deposits	15,094			12,900
Accrued expenses and other liabilities	1,099			1,285
Total shareholders’ equity	6,068			7,099

Total liabilities and shareholders’ equity	$55,553			$62,809

Net interest income/rate spread (FTE)		$1,651	3.03		$1,575	2.35

FTE adjustment		$5			$8

Impact of net noninterest-bearing sources of funds			0.21			0.37

Net interest margin (as a percentage of average earning assets) (FTE) (a)			3.24%			2.72%

(a)	Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 20 basis points and 11 basis points in 2010 and 2009, respectively. Excluding excess liquidity, the net interest margin would have been 3.44% in 2010 and 2.83% in 2009. See Reconciliation of Non-GAAP Financial Measures.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2010			September 30, 2010			December 31, 2009
(dollar amounts in millions)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Commercial loans	$21,464	$206	3.80%	$20,967	$203	3.84%	$21,971	$212	3.84%
Real estate construction loans	2,371	21	3.50	2,625	21	3.19	3,703	27	2.90
Commercial mortgage loans	9,965	100	3.97	10,257	105	4.06	10,393	110	4.19
Residential mortgage loans	1,600	20	5.11	1,590	21	5.25	1,664	21	5.01
Consumer loans	2,367	21	3.50	2,421	21	3.53	2,517	23	3.59
Lease financing	1,044	11	4.36	1,064	10	3.69	1,181	11	3.80
International loans	1,188	11	3.86	1,178	12	3.89	1,324	12	3.73
Business loan swap income	—	4	—	—	7	—	—	9	—

Total loans	39,999	394	3.92	40,102	400	3.96	42,753	425	3.95

Auction-rate securities available-for-sale	617	2	0.92	673	1	0.99	923	3	1.37
Other investment securities available-for-sale	6,495	48	3.07	6,233	54	3.54	7,664	51	2.67

Total investment securities available-for-sale	7,112	50	2.87	6,906	55	3.27	8,587	54	2.53

Federal funds sold and securities purchased under agreements to resell	8	—	0.32	13	—	0.31	1	—	0.29
Interest-bearing deposits with banks (a)	1,856	1	0.25	3,047	2	0.25	2,480	1	0.25
Other short-term investments	127	1	1.40	121	—	1.53	132	1	1.55

Total earning assets	49,102	446	3.62	50,189	457	3.64	53,953	481	3.55

Cash and due from banks	871			843			831
Allowance for loan losses	(979)			(1,003)			(1,048)
Accrued income and other assets	4,762			4,700			4,660

Total assets	$53,756			$54,729			$58,396

Money market and NOW deposits	$17,302	13	0.29	$16,681	13	0.31	$14,113	14	0.39
Savings deposits	1,385	—	0.09	1,377	1	0.08	1,376	—	0.08
Customer certificates of deposit	5,602	11	0.80	5,808	12	0.87	6,823	25	1.42

Total interest-bearing core deposits	24,289	24	0.39	23,866	26	0.43	22,312	39	0.69
Other time deposits	—	—	—	65	—	0.51	1,493	12	3.22
Foreign office time deposits	460	—	0.45	479	1	0.36	550	—	0.22

Total interest-bearing deposits	24,749	24	0.40	24,410	27	0.43	24,355	51	0.83

Short-term borrowings	174	1	0.27	208	—	0.35	222	—	0.09
Medium- and long-term debt	6,201	15	1.02	8,245	25	1.21	11,140	32	1.12

Total interest-bearing sources	31,124	40	0.52	32,863	52	0.63	35,717	83	0.92

Noninterest-bearing deposits	15,607			14,920			14,430
Accrued expenses and other liabilities	1,155			1,104			1,225
Total shareholders’ equity	5,870			5,842			7,024

Total liabilities and shareholders’ equity	$53,756			$54,729			$58,396

Net interest income/rate spread (FTE)		$406	3.10		$405	3.01		$398	2.63

FTE adjustment		$1			$1			$2

Impact of net noninterest-bearing sources of funds			0.19			0.22			0.31

Net interest margin (as a percentage of average earning assets) (FTE) (a)			3.29%			3.23%			2.94%

(a)	Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 12 basis points and 19 basis points in the fourth and third quarters of 2010, respectively, and by 13 basis points in the fourth quarter of 2009. Excluding excess liquidity, the net interest margin would have been 3.41%, 3.42% and 3.07% in each respective period. See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED STATISTICAL DATA (unaudited)

Comerica Incorporated and Subsidiaries

(in millions, except per share data)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Commercial loans:
Floor plan	$2,017	$1,693	$1,586	$1,351	$1,367
Other	20,128	19,739	19,565	19,405	20,323

Total commercial loans	22,145	21,432	21,151	20,756	21,690
Real estate construction loans:
Commercial Real Estate business line (a)	1,826	2,023	2,345	2,754	3,002
Other business lines (b)	427	421	429	448	459

Total real estate construction loans	2,253	2,444	2,774	3,202	3,461
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,937	2,091	2,035	1,944	1,889
Other business lines (b)	7,830	8,089	8,283	8,414	8,568

Total commercial mortgage loans	9,767	10,180	10,318	10,358	10,457
Residential mortgage loans	1,619	1,586	1,606	1,631	1,651
Consumer loans:
Home equity	1,704	1,736	1,761	1,782	1,817
Other consumer	607	667	682	690	694

Total consumer loans	2,311	2,403	2,443	2,472	2,511
Lease financing	1,009	1,053	1,084	1,120	1,139
International loans	1,132	1,182	1,226	1,306	1,252

Total loans	$40,236	$40,280	$40,602	$40,845	$42,161

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	5	5	6	6	7

Tier 1 common capital ratio (c) (d)	10.08%	9.96%	9.81%	9.57%	8.18%
Tier 1 risk-based capital ratio (d)	10.08	9.96	10.64	10.38	12.46
Total risk-based capital ratio (d)	14.47	14.37	15.03	14.91	16.93
Leverage ratio (d)	11.25	10.91	11.36	11.00	13.25
Tangible common equity ratio (c)	10.54	10.39	10.11	9.68	7.99

Book value per common share	$32.82	$33.19	$32.85	$32.15	$32.27
Market value per share for the quarter:
High	43.44	40.21	45.85	39.36	32.30
Low	34.43	33.11	35.44	29.68	26.49
Close	42.24	37.15	36.83	38.04	29.57

Quarterly ratios:
Return on average common shareholders’ equity	6.53%	4.07%	4.89%	(5.61)%	(5.10)%
Return on average assets	0.71	0.43	0.50	0.36	(0.19)
Efficiency ratio	70.38	67.88	64.47	66.45	70.68

Number of banking centers	444	441	437	449	447

Number of employees - full time equivalent	9,001	9,075	9,107	9,215	9,330

(a)	Primarily loans to real estate investors and developers.
(b)	Primarily loans secured by owner-occupied real estate.
(c)	See Reconciliation of Non-GAAP Financial Measures.
(d)	December 31, 2010 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)

Comerica Incorporated

(in millions, except share data)	December 31, 2010	September 30, 2010	December 31, 2009

ASSETS
Cash and due from subsidiary bank	$—	$10	$5
Short-term investments with subsidiary bank	327	793	2,150
Other short-term investments	86	82	86
Investment in subsidiaries, principally banks	5,957	6,039	5,710
Premises and equipment	4	3	4
Other assets	181	202	186

Total assets	$6,555	$7,129	$8,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$635	$1,155	$986
Other liabilities	127	117	126

Total liabilities	762	1,272	1,112

Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation value per share:
Authorized - 2,250,000 shares at 12/31/09
Issued - 2,250,000 shares at 12/31/09	—	—	2,151
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares at 12/31/10 and 9/30/10, and 178,735,252 shares at 12/31/09	1,019	1,019	894
Capital surplus	1,481	1,473	740
Accumulated other comprehensive loss	(389)	(238)	(336)
Retained earnings	5,247	5,171	5,161
Less cost of common stock in treasury - 27,342,518 shares at 12/31/10, 27,394,831 shares at 9/30/10, and 27,555,623 shares at 12/31/09	(1,565)	(1,568)	(1,581)

Total shareholders’ equity	5,793	5,857	7,029

Total liabilities and shareholders’ equity	$6,555	$7,129	$8,141

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (unaudited)

Comerica Incorporated and Subsidiaries

					Accumulated
		Common Stock			Other			Total
(in millions, except per share data)	Preferred Stock	Shares Outstanding	Amount	Capital Surplus	Comprehensive Loss	Retained Earnings	Treasury Stock	Shareholders’ Equity
BALANCE AT DECEMBER 31, 2008	$2,129	150.5	$894	$722	$(309)	$5,345	$(1,629)	$7,152
Net income	—	—	—	—	—	17	—	17
Other comprehensive loss, net of tax	—	—	—	—	(27)	—	—	(27)

Total comprehensive loss								(10)
Cash dividends declared on preferred stock	—	—	—	—	—	(113)	—	(113)
Cash dividends declared on common stock ($0.20 per share)	—	—	—	—	—	(30)	—	(30)
Purchase of common stock	—	(0.1)	—	—	—	—	(1)	(1)
Accretion of discount on preferred stock	22	—	—	—	—	(22)	—	—
Net issuance of common stock under employee stock plans	—	0.8	—	(15)	—	(36)	48	(3)
Share-based compensation	—	—	—	32	—	—	—	32
Other	—	—	—	1	—	—	1	2

BALANCE AT DECEMBER 31, 2009	$2,151	151.2	$894	$740	$(336)	$5,161	$(1,581)	$7,029
Net income	—	—	—	—	—	277	—	277
Other comprehensive loss, net of tax	—	—	—	—	(53)	—	—	(53)

Total comprehensive income								224
Cash dividends declared on preferred stock	—	—	—	—	—	(38)	—	(38)
Cash dividends declared on common stock ($0.25 per share)	—	—	—	—	—	(44)	—	(44)
Purchase of common stock	—	(0.1)	—	—	—	—	(4)	(4)
Issuance of common stock	—	25.1	125	724	—	—	—	849
Redemption of preferred stock	(2,250)	—	—	—	—	—	—	(2,250)
Redemption discount accretion on preferred stock	94	—	—	—	—	(94)	—	—
Accretion of discount on preferred stock	5	—	—	—	—	(5)	—	—
Net issuance of common stock under employee stock plans	—	0.3	—	(11)	—	(10)	19	(2)
Share-based compensation	—	—	—	32	—	—	—	32
Other	—	—	—	(4)	—	—	1	(3)

BALANCE AT DECEMBER 31, 2010	$—	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

(dollar amounts in millions) Three Months Ended December 31, 2010	Business Bank	Retail Bank	Wealth & Institutional Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$341	$134	$42	$(111)	$—	$406
Provision for loan losses	8	29	23	—	(3)	57
Noninterest income	81	43	59	23	9	215
Noninterest expenses	158	169	93	12	5	437
Provision (benefit) for income taxes (FTE)	82	(7)	(5)	(40)	1	31

Net income (loss)	$174	$(14)	$(10)	$(60)	$6	$96

Net credit-related charge-offs	$73	$22	$18	$—	$—	$113

Selected average balances:
Assets	$30,489	$5,647	$4,834	$9,228	$3,558	$53,756
Loans	29,947	5,192	4,820	28	12	39,999
Deposits	19,892	17,271	2,730	310	153	40,356
Liabilities	19,905	17,232	2,705	7,077	967	47,886
Attributed equity	2,955	620	418	1,047	830	5,870

Statistical data:
Return on average assets (a)	2.29%	(0.32)%	(0.82)%	N/M	N/M	0.71%
Return on average attributed equity	23.59	(9.28)	(9.47)	N/M	N/M	6.53
Net interest margin (b)	4.51	3.07	3.43	N/M	N/M	3.29
Efficiency ratio	37.25	95.17	92.86	N/M	N/M	70.38

Three Months Ended September 30, 2010	Business Bank	Retail Bank	Wealth & Institutional Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$336	$133	$41	$(104)	$(1)	$405
Provision for loan losses	57	24	37	—	4	122
Noninterest income	69	45	59	12	1	186
Noninterest expenses	155	165	78	2	2	402
Provision (benefit) for income taxes (FTE)	60	(4)	(5)	(36)	(7)	8

Net income (loss)	$133	$(7)	$(10)	$(58)	$1	$59

Net credit-related charge-offs	$99	$19	$14	$—	$—	$132

Selected average balances:
Assets	$30,309	$5,777	$4,855	$9,044	$4,744	$54,729
Loans	29,940	5,314	4,824	30	(6)	40,102
Deposits	19,266	16,972	2,606	386	100	39,330
Liabilities	19,230	16,940	2,587	9,224	906	48,887
Attributed equity	2,968	624	412	1,065	773	5,842

Statistical data:
Return on average assets (a)	1.75%	(0.16)%	(0.79)%	N/M	N/M	0.43%
Return on average attributed equity	17.91	(4.43)	(9.34)	N/M	N/M	4.07
Net interest margin (b)	4.45	3.10	3.42	N/M	N/M	3.23
Efficiency ratio	38.16	92.26	78.49	N/M	N/M	67.88

Three Months Ended December 31, 2009	Business Bank	Retail Bank	Wealth & Institutional Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$343	$129	$42	$(126)	$10	$398
Provision for loan losses	180	36	19	—	21	256
Noninterest income	77	48	60	26	3	214
Noninterest expenses	165	161	76	2	21	425
Provision (benefit) for income taxes (FTE)	11	(8)	2	(40)	(5)	(40)

Net income (loss)	$64	$(12)	$5	$(62)	$(24)	$(29)

Net credit-related charge-offs	$183	$30	$12	$—	$—	$225

Selected average balances:
Assets	$32,655	$6,257	$4,841	$10,683	$3,960	$58,396
Loans	32,289	5,733	4,746	—	(15)	42,753
Deposits	16,944	17,020	2,849	1,892	80	38,785
Liabilities	16,903	16,978	2,837	13,722	932	51,372
Attributed equity	3,376	606	373	899	1,770	7,024

Statistical data:
Return on average assets (a)	0.79%	(0.27)%	0.38%	N/M	N/M	(0.19)%
Return on average attributed equity	7.67	(7.76)	4.91	N/M	N/M	(5.10)
Net interest margin (b)	4.21	3.02	3.50	N/M	N/M	2.94
Efficiency ratio	39.03	90.98	75.98	N/M	N/M	70.68

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

(dollar amounts in millions) Three Months Ended December 31, 2010	Midwest	Western	Texas	Florida	Other Markets	International	Finance & Other Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$202	$158	$80	$11	$48	$18	$(111)	$406
Provision for loan losses	46	11	15	4	(19)	3	(3)	57
Noninterest income	99	35	27	3	10	9	32	215
Noninterest expenses	201	109	67	9	24	10	17	437
Provision (benefit) for income taxes (FTE)	19	32	9	—	5	5	(39)	31

Net income (loss)	$35	$41	$16	$1	$48	$9	$(54)	$96

Net credit-related charge-offs	$52	$43	$9	$7	$2	$—	$—	$113

Selected average balances:
Assets	$14,506	$12,698	$6,653	$1,587	$3,911	$1,615	$12,786	$53,756
Loans	14,219	12,497	6,435	1,612	3,651	1,545	40	39,999
Deposits	17,959	12,448	5,557	375	2,242	1,312	463	40,356
Liabilities	17,956	12,388	5,542	361	2,281	1,314	8,044	47,886
Attributed equity	1,428	1,301	664	165	304	131	1,877	5,870

Statistical data:
Return on average assets (a)	0.72%	1.21%	0.96%	0.13%	4.93%	2.24%	N/M	0.71%
Return on average attributed equity	9.79	12.69	9.67	1.25	63.46	27.57	N/M	6.53
Net interest margin (b)	4.45	5.01	4.91	2.64	5.32	4.38	N/M	3.29
Efficiency ratio	66.63	56.46	62.62	68.68	40.07	36.08	N/M	70.38

Three Months Ended September 30, 2010	Midwest	Western	Texas	Florida	Other Markets	International	Finance & Other Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$200	$157	$78	$10	$47	$18	$(105)	$405
Provision for loan losses	38	51	17	10	4	(2)	4	122
Noninterest income	99	31	21	4	10	8	13	186
Noninterest expenses	185	108	61	13	23	8	4	402
Provision (benefit) for income taxes (FTE)	27	16	7	(3)	(3)	7	(43)	8

Net income (loss)	$49	$13	$14	$(6)	$33	$13	$(57)	$59

Net credit-related charge-offs	$61	$58	$5	$6	$2	$—	$—	$132

Selected average balances:
Assets	$14,445	$12,746	$6,556	$1,528	$4,058	$1,608	$13,788	$54,729
Loans	14,276	12,556	6,357	1,549	3,802	1,538	24	40,102
Deposits	17,777	11,793	5,443	364	2,198	1,269	486	39,330
Liabilities	17,755	11,724	5,434	350	2,225	1,269	10,130	48,887
Attributed equity	1,390	1,304	663	166	340	141	1,838	5,842

Statistical data:
Return on average assets (a)	1.04%	0.42%	0.83%	(1.58)%	3.20%	3.25%	N/M	0.43%
Return on average attributed equity	14.33	4.16	8.16	(14.56)	38.18	37.03	N/M	4.07
Net interest margin (b)	4.45	4.96	4.87	2.61	4.99	4.51	N/M	3.23
Efficiency ratio	61.46	57.13	62.01	94.50	41.39	30.65	N/M	67.88

Three Months Ended December 31, 2009	Midwest	Western	Texas	Florida	Other Markets	International	Finance & Other Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$204	$163	$78	$10	$41	$18	$(116)	$398
Provision for loan losses	102	79	20	—	15	19	21	256
Noninterest income	106	33	23	3	11	9	29	214
Noninterest expenses	193	110	61	9	21	8	23	425
Provision (benefit) for income taxes (FTE)	3	1	7	1	(7)	—	(45)	(40)

Net income (loss)	$12	$6	$13	$3	$23	$—	$(86)	$(29)

Net credit-related charge-offs	$97	$85	$13	$4	$13	$13	$—	$225

Selected average balances:
Assets	$15,729	$13,484	$7,118	$1,608	$4,126	$1,688	$14,643	$58,396
Loans	15,449	13,289	6,934	1,613	3,820	1,663	(15)	42,753
Deposits	17,186	11,900	4,737	333	1,718	939	1,972	38,785
Liabilities	17,173	11,817	4,723	318	1,759	928	14,654	51,372
Attributed equity	1,515	1,386	691	176	415	172	2,669	7,024

Statistical data:
Return on average assets (a)	0.26%	0.19%	0.74%	0.63%	2.23%	0.06%	N/M	(0.19)%
Return on average attributed equity	3.21	1.86	7.67	5.72	22.14	0.58	N/M	(5.10)
Net interest margin (b)	4.70	4.85	4.46	2.57	4.28	4.22	N/M	2.94
Efficiency ratio	62.21	56.33	60.32	69.94	41.02	28.74	N/M	70.68

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)	page 1 of 2

Comerica Incorporated and Subsidiaries

				Years Ended December 31,
(dollar amounts in millions)				2010	2009
Net interest income (FTE)				$1,651	$1,575
Less:
Interest earned on excess liquidity (a)				8	6

Net interest income (FTE), excluding excess liquidity				$1,643	$1,569

Average earning assets				$51,004	$58,162
Less:
Average net unrealized gains on investment securities available-for-sale				115	165

Average earning assets for net interest margin (FTE)				50,889	57,997
Less:
Excess liquidity (a)				3,140	2,402

Average earning assets for net interest margin (FTE), excluding excess liquidity				$47,749	$55,595

Net interest margin (FTE)				3.24%	2.72%
Net interest margin (FTE), excluding excess liquidity				3.44	2.83
Impact of excess liquidity on net interest margin (FTE)				(0.20)	(0.11)

	2010				2009
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Net interest income (FTE)	$406	$405	$424	$416	$398
Less:
Interest earned on excess liquidity (a)	1	2	2	3	1

Net interest income (FTE), excluding excess liquidity	$405	$403	$422	$413	$397

Average earning assets	$49,102	$50,189	$51,835	$52,941	$53,953
Less:
Average net unrealized gains on investment securities available-for-sale	139	180	80	62	107

Average earning assets for net interest margin (FTE)	48,963	50,009	51,755	52,879	53,846
Less:
Excess liquidity (a)	1,793	2,983	3,719	4,092	2,453

Average earning assets for net interest margin (FTE), excluding excess liquidity	$47,170	$47,026	$48,036	$48,787	$51,393

Net interest margin (FTE)	3.29%	3.23%	3.28%	3.18%	2.94%
Net interest margin (FTE), excluding excess liquidity	3.41	3.42	3.51	3.42	3.07
Impact of excess liquidity on net interest margin (FTE)	(0.12)	(0.19)	(0.23)	(0.24)	(0.13)

(a)	Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank (FRB).

The net interest margin (FTE), excluding excess liquidity, removes interest earned on balances deposited with the FRB from net interest income (FTE) and average balances deposited with the FRB from average earning assets from the numerator and denominator of the net interest margin (FTE) ratio, respectively. Comerica believes this measurement provides meaningful information to investors, regulators, management and others of the impact on net interest income and net interest margin resulting from Comerica's short-term investment in low yielding instruments.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)	page 2 of 2

Comerica Incorporated and Subsidiaries

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Tier 1 capital (a) (b)	$6,027	$5,940	$6,371	$6,311	$7,704
Less:
Fixed rate cumulative perpetual preferred stock	—	—	—	—	2,151
Trust preferred securities	—	—	495	495	495

Tier 1 common capital (b)	$6,027	$5,940	$5,876	$5,816	$5,058

Risk-weighted assets (a) (b)	$59,806	$59,608	$59,877	$60,792	$61,815
Tier 1 common capital ratio (b)	10.08%	9.96%	9.81%	9.57%	8.18%

Total shareholders’ equity	$5,793	$5,857	$5,792	$5,668	$7,029
Less:
Fixed rate cumulative perpetual preferred stock	—	—	—	—	2,151
Goodwill	150	150	150	150	150
Other intangible assets	6	6	6	7	8

Tangible common equity	$5,637	$5,701	$5,636	$5,511	$4,720

Total assets	$53,667	$55,004	$55,885	$57,106	$59,249
Less:
Goodwill	150	150	150	150	150
Other intangible assets	6	6	6	7	8

Tangible assets	$53,511	$54,848	$55,729	$56,949	$59,091

Tangible common equity ratio	10.54%	10.39%	10.11%	9.68%	7.99%

(a)	Tier 1 capital and risk-weighted assets as defined by regulation.
(b)	December 31, 2010 Tier 1 capital and risk-weighted assets are estimated.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.